Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-189002, 333-183491, 333-173208, 333-176110 and 333-176111) on Form S-8 and Registration Statement (No. 333-188573, 333-178584 and 333-171998) on Form S-3 of our report dated March 14, 2012, relating to our audits of the consolidated financial statements of InVivo Therapeutics Holdings Corp. appearing in the Amendment No. 1 to the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2011.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

September 11, 2013